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W. R. BERKLEY CORPORATION                                               NEWS
165 MASON STREET, P.O. BOX 2518                                         RELEASE
GREENWICH, CONNECTICUT  06836-2518
(203) 629-3000


FOR IMMEDIATE RELEASE                   CONTACT:         Anthony J. Del Tufo
                                                         Senior Vice President
                                                         (203) 629-3000

Greenwich, Connecticut                                   November 8, 1995

                       W.R. BERKLEY CORPORATION ANNOUNCES
                          THE ACQUISITION OF MECC, INC.

         W. R. Berkley Corporation (NASDAQ: BKLY) today announced the closing of the acquisition of MECC, Inc. Pursuant to a previously announced agreement, W.R. Berkley Corporation paid MECC's stockholders approximately $138 million in cash and also repaid approximately $20 million of MECC's outstanding indebtedness. MECC, through its subsidiary, Midwest Employers Casualty Company ("Midwest"), is a leading provider of excess workers' compensation coverages to self-insureds.

         William R. Berkley, Chairman, CEO and President, stated, "We are very pleased to add a company of Midwest's quality to our group. Midwest is led by an outstanding management team and offers products that will greatly enhance our presence in the expanding alternative market."

         W.R. Berkley Corporation is an insurance holding company which, through its subsidiaries, operates in four segments of the insurance business: regional property casualty insurance; reinsurance; specialty lines of insurance; and insurance services operations (which provide services to alternative insurance market mechanisms).